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                                                                     EXHIBIT 8.1

                      [Letterhead of Shearman & Sterling]

                                                                     May 9, 1995

Silicon Graphics, Inc.
2011 North Shoreline Boulevard
Mountain View, California 94039-7311

Ladies and Gentlemen:

  We have acted as counsel for Silicon Graphics, Inc., a Delaware corporation ("SGI"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995 (the "Merger Agreement"), as amended, among SGI, S Acquisition Corporation, a California corporation ("Merger Sub"), and Wavefront Technologies, Inc., a California corporation ("Wavefront"), and documents related or incidental thereto and transactions to be effected thereunder. You have requested our opinion concerning certain United States federal income tax consequences of the exchange by Wavefront stockholders of Wavefront Common Stock for SGI Common Stock (the "Exchange"), and the merger of Merger Sub with and into Wavefront (the "Merger") pursuant to the Merger Agreement. Unless otherwise defined, capitalized terms used herein have the meanings assigned to them in the Merger Agreement.

  In delivering this opinion, we have reviewed and relied upon facts and descriptions set forth in the Registration Statement, the Merger Agreement and related documents pertaining to the Exchange and the Merger. We also have relied upon certificates of officers of SGI and Wavefront (the "Officers' Certificates"), and we have assumed that the Officers' Certificates will be updated by certificates of officers of SGI and Wavefront (the "Updating Certificates") as of the Effective Time. We have assumed that the Officers' Certificates, respectively, have been executed and delivered by appropriate officers of SGI and Wavefront and are true and correct. We also have assumed that Updating Certificates, respectively, will be executed and delivered by appropriate officers of SGI and Wavefront and will be true and correct. In addition, we have assumed that all statements to be made in the Officers' Certificates and the Updating Certificates (collectively, the "Certificates") "to the best of the knowledge" of any person or party to the Merger will be correct as if made without such qualification.

  Based on the foregoing and the Code, the Income Tax Regulations issued by the United States Treasury Department thereunder, rulings of the Internal Revenue Service and court decisions, all as in effect on the date hereof, we are of the opinion that if the Exchange and the Merger are completed in accordance with the terms and conditions of the Merger Agreement and if the statements set forth in the Certificates are true and correct on the date hereof and on the effective date of the Registration Statement and at the time of the Exchange and the Merger:

    (a) The Merger will constitute a reorganization within the meaning of section 368 of the Code.

    (b) The discussion entitled "Certain Federal Income Tax Consequences" in the Prospectus constituting a part of the Registration Statement, insofar as it relates to statements of law or legal conclusions, is correct in all material respects.
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  We hereby consent to the use of our name under the heading "Certain Federal
Income Tax Consequences" in the prospectus and to the filing of this opinion as
Exhibit 8.1 to the Registration Statement.

  This opinion is based on current United States federal income tax law, and we do not undertake to advise you as to any future changes in United States federal income tax law that may affect this conclusion unless we are specifically retained to do so.

  This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the shareholders of Wavefront, and may not be made available to any other person or entity without our prior written consent.

                                          Very truly yours,

                                          SHEARMAN & STERLING

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